June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2025 (June 6, 2025)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8401 McClure Drive Fort Smith, Arkansas (Address of principal executive offices)		72916 (Zip Code)

Registrant’s telephone number, including area code: (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 7.01 – REGULATION FD DISCLOSURE

ArcBest® (Nasdaq: ARCB) is providing an update on the most recent information related to its second quarter 2025 financial results and business trends.

Summary Operating and Financial Impacts

●	Statistics for May 2025 are preliminary and not yet finalized.
●	There were 21.5 workdays in April 2025 and 22.0 workdays in April 2024.
●	There were 21.0 workdays in May 2025 and 22.0 workdays in May 2024.
●	Quarter to date 2025 compares April and May 2025 to April and May 2024.

Asset-Based Operating Segment

Year-over-Year Monthly Business Trends:

	April 2025	May 2025	QTD 2025

Billed Revenue/Day(1)	flat	+2%	+1%
Total Tons/Day	+3.6%	+6%	+5%
Total Shipments/Day	+5.7%	+7%	+6%
Total Billed Revenue/CWT	-3.4%	-4%	-4%
Total Billed Revenue/Shipment	-5.4%	-5%	-5%
Total Weight/Shipment	-2.0%	-1%	-1%
1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue per day has not been adjusted for the portion of revenue deferred for financial statement purposes.

For second quarter-to-date 2025, the Asset-Based segment experienced a 6% year-over-year increase in daily shipments, reflecting success in capturing new core business. Despite a 1% decline in weight per shipment due to market conditions, daily tonnage rose 5% compared to the same period last year.

Second quarter-to-date revenue per hundredweight declined 4% year-over-year, or approximately 2% when excluding fuel surcharges. This decline was influenced by an increase in shipments from core customers with easier-to-handle freight, which generally have a lower revenue per hundredweight profile but are operationally more efficient. Additionally, there was a reduction in shipments from the manufacturing vertical, which generally carries a higher revenue per hundredweight, and a continued decline in household goods moves, influenced by broader economic and interest rate conditions. The pricing environment remains rational.

Sequentially from April to May 2025, tonnage per day increased 5%, shipments per day increased by 2%, and weight per shipment increased by 3%. Revenue per hundredweight declined by less than 1%, while revenue per hundredweight excluding fuel surcharge was flat.

Historically, ABF's non-GAAP operating ratio improves by 300 to 400 basis points from the first to the second quarter, and we expect our second quarter operating ratio improvement to perform within this historical range.

Asset-Light Operating Segment

	April 2025	May 2025	QTD 2025

Revenue/Day (Year-over-Year)	-10.8%	-10%	-11%
Shipments/Day (Year-over-Year)	-5.3%	-4%	-5%
Revenue/Shipment (Year-over-Year)	-5.8%	-6%	-6%
Purchased Transportation Expense as a % of Revenue	84.2%	85%	85%

For the second quarter-to-date 2025, the Asset-Light segment saw a year-over-year decrease in daily revenue, primarily due to lower shipments per day from a strategic reduction in less profitable truckload volumes. This was partially offset by continued strength in Managed. The decline in revenue per shipment reflects a higher proportion of Managed business, which typically involves smaller shipment sizes and lower revenue per shipment.

Sequentially, from April to May 2025, revenue per day increased by 1%, shipments per day decreased by 1%, and revenue per shipment increased by 2%.

Ongoing productivity improvements and a focus on profitability are expected to result in second quarter non-GAAP operating income ranging from breakeven to $1 million. This estimate excludes the impact of changes in the fair value of contingent consideration and purchase accounting amortization. ArcBest does not provide forward-looking guidance for certain financial measures on a GAAP basis due to the unpredictability of certain items, including changes in the fair value of contingent consideration.

As part of the MoLo acquisition, additional cash consideration is contingent upon achieving specific adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) targets for 2023, 2024, and 2025. The fair value of this contingent consideration is estimated using a Monte Carlo simulation, which factors in various revenue and EBITDA scenarios, volatility, and discount rates. Significant changes in these inputs could result in a higher or lower fair value at the next reporting date.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “designed,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “likely,” “may,” “plan,” “predict,” “project,” “scheduled,” “seek,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct and caution the reader not to place undue reliance on our forward-looking statements. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: data privacy breaches, cybersecurity incidents, and/or failures of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely; interruption or failure of third-party software or information technology systems, including but not limited to licensed software; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with, new or enhanced technology or processes; the loss or reduction of business from large customers or an overall reduction in our customer base; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of acquisitions and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; unsolicited takeover proposals, proxy contests, and other proposals or actions by activist investors; maintaining our corporate reputation and intellectual property rights; establishing and maintaining adequate internal controls over financial reporting; nationwide or global disruption in the supply chain resulting in increased volatility in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of equipment, including new revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner-operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; the effects, costs and potential liabilities related to changes in and compliance with, or violation of, existing or future governmental laws and regulations, including, but not limited to, environmental laws and regulations, such as emissions-control regulations and fuel efficiency regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims, insurance premium costs, and loss of our ability to self-insure; potential impairment of long-lived assets and goodwill and intangible assets; the effects of a widespread outbreak of an illness or disease or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, the occurrence of natural disasters, health epidemics, geopolitical conflicts, acts of war, cybersecurity incidents, or trade restrictions; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Se

ARCBEST CORPORATION

(Registrant)

Date:	June 6, 2025	/s/ Michael R. Johns
Michael R. Johns
Chief Legal Officer and Corporate Secretary